Exhibit 4(g)

Form of Trust Agreement for Capitol Trust XII

TRUST AGREEMENT

This TRUST AGREEMENT, dated as of May 21 2008 (this “Trust Agreement”), among (i) Capitol Bancorp Ltd., a Michigan corporation (the “Depositor”), (ii) Wells Fargo Delaware Trust Company, as Delaware trustee (the “Delaware Trustee”), and (iii) Lee W. Hendrickson, Bruce A. Thomas and Jeffrey D. Saunders, each an individual, as trustees (each of such trustees an “Administrative Trustee” and together with the Delaware Trustee, the “Trustees”). The Depositor and the Trustees hereby agree as follows:

1.                                       The trust created hereby (the “Trust”) shall be known as “Capitol Trust XII” in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

2.                                       The Depositor hereby assigns, transfers, conveys and sets over to the Delaware Trustee the sum of Ten Dollars ($10.00). The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a Delaware statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the “Delaware Trust Act”), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the form attached hereto with the Delaware Secretary of State in accordance with the provisions of the Delaware Trust Act.

3.                                       The Depositor and the Trustees will enter into an Amended and Restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of Preferred Securities and Common Securities to be referred to therein. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law and the Depositor shall take or cause to be taken any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.  The Delaware Trustee shall not have any duty or obligation under or in connection with this Trust Agreement or any document contemplated hereby, except as expressly provided by the terms of this Trust Agreement, and no implied duties or obligations shall be read into this Trust Agreement against the Delaware Trustee.  The right of the Delaware Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

4.                                       The Depositor, as the sponsor of the Trust, is hereby authorized (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”) (including any pre-effective or post-effective amendments and

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supplements to the 1933 Act Registration Statement), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) to file with the New York Stock Exchange or other national stock exchange or automated quotation system (each, an “Exchange”) and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement or filed with the Commission pursuant to the Exchange Act. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his capacity as a Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wells Fargo Delaware Trust Company in its capacity as the Delaware Trustee of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws. In connection with the filings referred to above, the Depositor and Lee W. Hendrickson, Bruce A. Thomas and Jeffrey D. Saunders, each as Trustees and not in their individual capacities, hereby constitute and appoint Lee W. Hendrickson, Bruce A. Thomas and Jeffrey D. Saunders, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor’s or such Trustees’ name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of the state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

5.                                       This Trust Agreement may be executed in one or more counterparts.

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6.             The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Delaware Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty (30) days’ prior notice to the Depositor.  The Delaware Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by the Depositor from time to time; provided, however, that the Delaware Trustee shall not be required to take or refrain from taking any such action if the Delaware Trustee shall have reasonably determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Delaware Trustee is a party or is otherwise contrary to law.  If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, or regarding compliance with any direction it received hereunder, then the Delaware Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions shall constitute full and complete authorization and protection for actions taken and other performance by the Delaware Trustee in reliance thereon.  Until the Delaware Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

7.             This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles), provided however, that there shall not be applicable to the parties hereunder or this Trust Agreement any provision of the laws (common or statutory) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agent or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agent or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets or (g) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or authorities and powers of the trustees hereunder as set forth or referenced in this Trust Agreement.  Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

8.             Each party hereto (a) irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in Wilmington, Delaware in respect of any action or proceeding arising

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out of or related to in any manner whatsoever this Trust Agreement, (b) expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens, (c) hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to it at its notice address previously provided to the other party and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mails, proper postage prepaid.

9.                                       The Trustees (the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust’s securities (the Trust, the Depositor and any holder of the Trust’s securities being a “Covered Person”) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believe are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of the Trust’s securities might properly be paid.

10.                                 The Depositor agrees, to the fullest extent permitted by applicable law,

(a)                                  to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions;

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(b)                                 to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Depositor of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection; and

(c)                                  to reimburse each Fiduciary Indemnified Person for all reasonable expenses (including reasonable fees and expenses of counsel and other experts).

11.           The provisions of Section 10 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

CAPITOL BANCORP LTD., as
Depositor

By:	/s/	Lee W. Hendrickson
Name: Lee W. Hendrickson
Title: Chief Financial Officer

Wells Fargo Delaware Trust Company,
as Delaware Trustee

By:	/s/	Tracy M. McLamb
Name: Tracy M. McLamb
Title: Vice President

/s/ Lee W. Hendrickson	, as
Administrative Trustee
Name: Lee W. Hendrickson

/s/ Bruce A. Thomas	, as
Administrative Trustee
Name: Bruce A. Thomas

/s/ Jeffrey D. Saunders	, as
Administrative Trustee
Name: Jeffrey D. Saunders

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